UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

Hickok Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

January 28, 2015

To the Shareholders of Hickok Incorporated:

The Company will hold its Annual Meeting of Shareholders at 10:00 a.m., EST., Wednesday, February 25, 2015 at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio 44108.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Brian E. Powers Brian E. Powers Chairman of the Board	/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Annual Meeting of Shareholders to be Held on Wednesday, February 25, 2015:

The Proxy Statement and the Company's Annual Report on Form 10-K for the
fiscal year ended September 30, 2014 are available at our website: www.hickok-inc.com/about-us/financial-information.html

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON OR ABOUT JANUARY 28, 2015

The Annual Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio, on Wednesday, February 25, 2015 at 10:00 a.m., EST., for the following purposes:
1. To fix the number of Directors at nine and elect eight Directors;
2. To authorize the issuance of Class B Common Shares upon conversion of the convertible note;
3. To ratify the selection of the independent auditor for 2015; and
4. To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record, as of the close of business on January 2, 2015, will be entitled to receive notice of and to vote at this meeting.

By Order of the Board of Directors. /s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

January 28, 2015

IMPORTANT

Please fill in and sign the enclosed Proxy and return it in the accompanying envelope regardless of whether you expect to attend the Annual Meeting or not. If you attend the Annual Meeting you may vote your shares in person, even though you have previously signed and returned your Proxy.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on or about January 28, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on February 25, 2015, and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Annual Meeting of Shareholders (the "Notice") which accompanies this Proxy Statement.

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in open meeting. Mere presence at the Annual Meeting will not revoke a proxy.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to fix the number of Directors at nine,  for the election of all of the nominees listed in the Proxy and for the other proposals set forth in the Notice.

VOTING RIGHTS

At the close of business on January 2, 2015, the Company had 1,163,349 shares of Class A Common Stock ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were 474,866 shares of Class B Common Stock ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of January 2, 2015 shall be entitled to one vote for each share held. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held. The General Corporation Law of Ohio generally provides that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that such shareholder desires the voting at such election to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the meeting or by or on behalf of the shareholder giving such notice, each shareholder shall have cumulative voting rights in the election of Directors, enabling any shareholder to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his or her votes on the same principle among two or more nominees, as he or she sees fit. Only shareholders of record at the close of business on January 2, 2015 are entitled to notice of and to vote at this meeting.

At the Annual Meeting, in accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

The vote required to approve the proposal regarding the election of Directors is included in the appropriate description below. Any additional questions and matters brought before the Annual Meeting will be, unless otherwise provided by the Amended Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PRINCIPAL SHAREHOLDERS

The shareholders named in the following table include the executive officer named in the Executive Compensation table below and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of January 2, 2015. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on January 2, 2015.

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, without par value, Class A and Class B	Janet H. Slade (2) 5862 Briar Hill Drive Solon, Ohio 44139	7,920 Class A (3) 75,000 Class B (4)	* 15.8%
	Gretchen L. Hickok (2) 32127 Hamilton Court, Suite 208B Solon, Ohio 44139	25,000 Class A 85,056 Class B	2.2% 17.9%
	Patricia H. Aplin (2) 1178 Bellingham Drive Oceanside, California 92057	127,411 Class A (5) (6) 118,042 Class B (5) (7)	11.0% 24.9%
	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	115,413 Class A (8) 176,768 Class B (9)	9.1% 37.2%
	Matthew V. Crawford 10514 Dupont Avenue Cleveland, Ohio 44108	673,285 Class A (13) (14) 20,000 Class B (15)	44.4% 4.2%
	Jennifer A. Elliott 1178 Bellingham Drive Oceanside, California 92057	128,078 Class A (5) (6) (10) 118,042 Class B (5) (7)	11.0% 24.9%
	Intrinsic Value Capital, L.P. 708 Greenwich Street New York, New York 10014	51,114 Class A (11)	4.4%
	Robert E. Robotti 6 East 43rd Street, 23rd Floor New York, New York 10017	119,149 Class A (12)	10.2%
	Steven H. Rosen 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	673,952 Class A (13) (14) (16) 20,000 Class B (15)	44.4% 4.2%
	Roundball, LLC 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	673,285 Class A (13) (14) 20,000 Class B (15)	44.4% 4.2%
	Kirin M. Smith 708 Greenwich Street, 2E New York, New York 10014	60,716 Class A (11) (17) (18)	5.2%
	Three Bears Trust 1660 West 2nd Street, Suite 1100 Cleveland, Ohio 44122	673,285 Class A (13) (14) 20,000 Class B (15)	44.4% 4.2%
	James T. Martin 12700 Lake Avenue, Suite 2612 Lakewood, Ohio 44107	8,567 Class A (19)	*
	All Directors and Executive Officers as a group (13 persons)	997,728 Class A (20) 389,810 Class B	61.0% 82.1%

* Less than one percent.

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) Includes 7,667 Class A Common Shares which Ms. Slade, as a Director, has the right to acquire upon the exercise of immediately exercisable options. The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(5) Shares are held by the Aplin Family Trust.

(6) The ownership of 127,411 Class A Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(7) The ownership of 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(8) Includes an aggregate of 100,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable warrants. The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(9) The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(10) Includes 667 Class A Common Shares which Ms. Elliott, as a Director, has the right to acquire upon the exercise of immediately exercisable options.

(11) Based on a Schedule 13D/A filed January 18, 2011 with the Securities and Exchange Commission. The Schedule 13D/A indicates that the following reporting persons have shared voting and shared dispositive power over 51,114 shares of the Company's Class A Common Shares: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, Glaubman & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith. According to a Form 4 filed January 18, 2011, Joseph Hain has sole voting and dispositive power over an additional 4,150 such shares (for a total, combined with the above mentioned 51,114 shares, of 55,264 shares or 4.8% of the Class), and Kirin Smith has sole voting and dispositive power over an additional 9,602 such shares (for a total, combined with the above mentioned 51,114 shares, of 60,716 shares or 5.2% of the Class).

(12) Based on a Schedule 13D/A filed December 12, 2014 with the Securities and Exchange Commission. According to the Schedule 13D/A, Robert E. Robotti has shared voting and dispositive power over 113,649 shares of the Company's Class A Common Shares and sole voting and dispositive power over 5,500 Class A Shares. According to the Schedule 13D/A, Robotti & Company, Incorporated, Robotti & Company Advisors, LLC, Kenneth R. Wasiak and Ravenswood Investment Company, L.L.C. have shared voting and shared dispositive power over 91,649 shares of the Company's Class A Common Shares (or 7.9% of the Class), and The Ravenswood Investment Company, L.P. has shared voting and shared dispositive power over 58,351 shares of the Company's Class A Common Shares (or 5.0% of the Class). In addition, according to the Schedule 13D/A, Ravenswood Investment III, L.P. has shared voting and shared dispositive power over 33,298 shares of the Company's Class A Common Shares (or 2.9% of the Class), and R.N.P. Company G.P., Harriet M. Reilly, Joseph E. Reilly, Patrick J. Reilly, Catherine Savvas, Nancy Seklir, PELK Company and Kenneth M. Wasiak have shared voting and shared dispositive power over 22,000 shares of the Company's Class A Common Shares (or 1.9% of the Class).

(13) Based on a Schedule 13D/A filed January 13, 2015 with the Securities and Exchange Commission. According to the Schedule 13D/A, Roundball LLC, The Three Bears Trust and Matthew V. Crawford, and Steven H. Rosen have shared voting and dispositive power over 673,285 shares of the Company's Class A Common Shares (or 44.4% of the Class), and Roundball LLC, The Three Bears Trust and Matthew V. Crawford, and Steven H. Rosen have shared voting and dispositive power over 20,000 shares of the Company's Class B Common Shares (or 4.2% of the Class).

(14) Includes 252,367 Class A Common Shares which may be acquired by Roundball, LLC upon the conversion of an immediately convertible promissory note, 100,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable warrants, which are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules. The ownership of 320,918 Class A Common Shares held by Roundball, LLC are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(15) The ownership of 20,000 Class B Common Shares held by Roundball, LLC is attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(16) Includes 667 Class A Common Shares which Mr. Rosen, as a Director, has the right to acquire upon the exercise of immediately exercisable options.

(17) The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P. (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P. , Mr. Smith may be deemed to beneficially own the shares of Common Stock beneficially owned by Intrinsic Value Capital, L.P.

(18) Includes 2,667 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(19) Includes 7,667 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options. Mr. Martin is currently a director of Hickok Incorporated and has advised the Board of his intention to retire as a director and not stand for re-election at the annual meeting.

(20) Includes 472,369 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable options and warrants.

ELECTION OF DIRECTORS

The number of Directors of the Company is presently fixed at nine. The term of office of each Director expires annually. The individuals elected to the office of Director at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected.

On December 10, 2014, Mr. James T. Martin advised the Board of his intention to retire as a director and not stand for re-election at the annual meeting. Accordingly, the Board has determined that the number of Directors be fixed at nine, that eight of such directorships be filled by the vote of the shareholders at the Annual Meeting, and that the eight nominees hereinafter named be elected. The Board of Directors believes that the election of one less Director than the number authorized will provide the Board with flexibility during the year to appoint an additional member to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified. Additionally, this flexibility will enable the Company to comply with the director designating rights described below. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Roundball, LLC and the Aplin Family Trust have been provided with certain rights to nominate individuals for election to the Company's Board under a Convertible Loan Agreement. Upon conversion of one-half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company, however Jennifer Elliott's continuation on the Board shall satisfy the Company's obligations under this provision. The Aplin Trust's nomination rights also do not extend past five (5) years from the closing date of the Convertible Loan Agreement.

The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting, or any adjournments thereof, for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees elected to the Board of Directors. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS
Name and Age	Business Experience (1)	Year in which first elected Director	Common Shares (2) beneficially owned as of January 2, 2015	Percent of class beneficially owned

Robert L. Bauman Age: 74	President and Chief Executive Officer of the Company since July 1993; Chairman of the Company from July 1993 to May 2001. Employed by the Company in 1962, Mr. Bauman has served in engineering, sales/marketing, and as Vice President, operations manager capacities prior to his election as President in 1991. The Board of Directors has determined that Mr. Bauman should serve as a director because of his role as the Company's President and Chief Executive Officer and his extensive experience and knowledge of the Company.	1980	115,413 (3) Class A 176,768 (4) Class B	9.1% 37.2%
Edward F. Crawford Age: 74	Director, Chairman and Chief Executive Officer of Park-Ohio Holdings Corp. since 1992 and President from 1997 to 2003. Chairman and Chief Executive Officer of The Crawford Group (a venture capital, management consulting company) since 1964. Mr. Crawford has amassed extensive knowledge of public and private company strategies and operations. Mr. Crawford brings to the Board his experience in leading a variety of private enterprises for over 40 years.	2012	2,002 (5) Class A	*
Matthew V. Crawford Age: 45	President and Chief Operating Officer of Park-Ohio
Holdings Corp. since 2003, Senior Vice President from 2001 to 2003, and Assistant Secretary and Corporate Counsel from 1995 to 2001.
Mr. Crawford has also served as a director of  Park-Ohio Holdings Corp.
since 1997. President of The Crawford Group ( a venture capital, management consulting company) since 1995. Mr. Crawford
has amassed extensive knowledge of  public and private company strategies and operations. Mr. Crawford has been designated to serve per the Roundball, LLC's contractual rights under the
Convertible Loan Agreement. Matthew V. Crawford is the son of
Edward F. Crawford.

		2014	673,285 (9) Class A 20,000 (10) Class B	44.4% 4.2%
Jennifer A. Elliott Age: 36	Managing Partner of the Aplin Capital Investments, Ltd.
(fundamental equity investment fund) since 2010; Principal for the Texas Womens Ventures Funds (group of mezzanine funds)
and has held various positions at several private equity funds from
2004 to 2010. Ms. Elliott brings an extensive financial, accounting, and consulting background to the Board. Ms. Elliott has been designated to serve per the Aplin Family Trust's contractual rights under the
Convertible Loan Agreement. Ms. Elliott is the great granddaughter of the Company's founder and a representative of the Aplin family, a major shareholder of the Company.

		2011	128,078 (5) (6) Class A 118,042 (7) Class B	11.0% 24.9%
Brian E. Powers Age: 51	Chief Administrative Officer and General Counsel of Greencastle LLC (developer of data centers and clean energy projects), since July 2014; Managing Director of League Park Advisors LLC (mid-market investment banking firm) from 2010 to 2014; Chief Executive Officer of Caxton Growth Partners LLC (strategic management consulting firm) from 2001 to 2010. Mr. Powers brings over 20 years of diverse experience as a business executive, entrepreneur, management consultant, corporate lawyer and investment banker to the Board.	2014	0 Class A	*
Steven H. Rosen Age: 44	Co-Chief Executive Officer and Co-Founder of Resilience Capital Partners (private equity firm) since 2001. Mr. Rosen brings to the Board an extensive background in mergers and acquisitions, financial analysis and consulting as well as contacts throughout the financial and investing field. Mr. Rosen represents Roundball, LLC and has been designated to serve pursuant to Roundball, LLC's contractual right under the Convertible Loan Agreement Mr. Rosen serves on the Board of Directors for Park-Ohio Holdings Corp., a local public company, and several private companies.	2012	673,952 (5) (9) Class A 20,000 (10) Class B	44.4% 4.2%
Janet H. Slade Age: 71	Chairman of the Company from 2001 to 2013; Ms. Slade is the granddaughter of the Company's founder and a representative of the Hickok family, major shareholders of the Company. Ms. Slade has extensive experience with the Company, acting as a director since 1992. The Board of Directors also believes that continuing participation by qualified members of the Hickok family on the Board of Directors is an important part of the Company's corporate culture that has contributed significantly to its long-term success.	1992	7,920 (8) (11) Class A 75,000 (12) Class B	* 15.8%
Kirin M. Smith Age: 36	Managing Partner of Intrinsic Value Capital, L.P.
(fundamental equity investment fund) since November 2005;
Chief Operating Officer of ProActive Capital Group
(capital markets advisory firm) since January 2012;
Assistant Vice President of Financial Dynamics (business
and financial communications consultancies) for five years prior to
November 2005. Mr. Smith brings an extensive background in
financial analysis and consulting to the Board, as well as contacts throughout the financial and investing field. Mr. Smith also represents major
Class A Common Stock shareholders, bringing this perspective to the Board as well.

		2009	60,716 (13) (14) Class A	5.2%

* Less than one percent

(1) Unless otherwise indicated, the principal occupation shown for each of the Company's Directors has been the principal occupation of such person for at least the past five years. Each Director may be reached c/o the Company at 10514 Dupont Avenue, Cleveland, Ohio 44108.

(2) Class A Common Shares are indicated by "Class A"; Class B Common Shares are indicated by "Class B".

(3) Includes an aggregate of 100,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable warrants. The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(5) Includes 667 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(6) The ownership of 127,411 Class A Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(7) The ownership of 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(8) Includes 7,667 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(9) Includes 252,367 Class A Common Shares which may be acquired by Roundball, LLC upon the conversion of an immediately convertible promissory note, and 100,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable warrants, which are attributed to Mr. Matthew V. Crawford and Mr. Rosen pursuant to the Securities and Exchange Commission rules. The ownership of 320,918 Class A Common Shares held by Roundball, LLC are attributed to Mr. Matthew V. Crawford and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(10) The ownership of 20,000 Class B Common Shares held by Roundball, LLC is attributed to Mr. Matthew V. Crawford and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(11) The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(12) The ownership of 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(13) The ownership of 51,114 Class A Common Shares held by the Intrinsic Value Capital, L.P.  (a member of a Section 13(d) group) is attributed to Mr. Smith pursuant to the Securities and Exchange Commission rules. Mr. Smith disclaims beneficial ownership of the securities beneficially owned by the other members of the group except to the extent of his pecuniary interest therein. As managing member of Glaubman & Rosenberg Partners, LLC and Glaubman & Rosenberg Advisors, LLC, the general partner and investment manager of Intrinsic Value Capital, L.P., Mr. Smith may be deemed to beneficially own the shares of Common Stock beneficially owned by Intrinsic Value Capital, L.P.

(14) Includes 2,667 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Class A Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations provided to the Company that no Form 5s were required, the Company believes that, during the fiscal year ending September 30, 2014, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with except for: (i) a Form 3 filing for Brian E. Powers, which was not filed timely due to an administrative error, and (ii) a Form 4 filing for Steven H. Rosen (one transaction) and Robert E. Robotti (two transactions), each of which was not filed timely due to an administrative error.

TRANSACTIONS WITH MANAGEMENT

During fiscal years 2013 and 2014, no transactions were proposed or occurred that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, except as follows:

Convertible Loan Agreement. On December 30, 2011, Hickok Incorporated (the "Company") entered into a Convertible Loan Agreement (the "Initial Convertible Loan Agreement") with Roundball, LLC, an Ohio limited liability company ("Roundball"), and the Aplin Family Trust (the "Aplin Trust," and, together with Roundball, the "Investors"), and solely with respect to Section 3 thereof, Robert L. Bauman. Under the Initial Convertible Loan Agreement, the Company issued a convertible note to Roundball (the "Roundball Note") in the principal amount of $466,879.87 (the "Closing Roundball Loan Amount") and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the "Aplin Note," and, together with the Roundball Note, the "Notes"). The Notes are unsecured, bear interest at a rate of 0.20% per annum and were set to mature on December 30, 2012. The Notes rank pari passu with amounts outstanding under the Company's existing revolving credit agreement.

Under the Initial Convertible Loan Agreement, at any time prior to the maturity date of the Roundball Note, Roundball has the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the "Roundball Option"). Each loan made pursuant to the Roundball Option may be made on any business day in such amount as Roundball may determine by notice to the Company and shall bear interest from the date of disbursement of such additional loan. However, Roundball may not exercise the Roundball Option with respect to an amount less than $10,000 unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof.

The Notes may be converted by the Investors at any time, in whole or in part, into Class A Common Shares of the Company ("Conversion Shares") at a conversion price of $1.85 per share. The Roundball Note, if the Roundball Option has been exercised in full, may not be converted into more than 504,735 Conversion Shares, and the Aplin Note may not be converted into more than 112,752 Conversion Shares. If the Investors have not fully converted either of the Notes into Conversion Shares by their respective maturity dates, the Company may, at the discretion of the Company's board of directors (the "Board"), either pay the outstanding principal and accrued and unpaid interest outstanding under the applicable Note or convert such Note, in whole, into Conversion Shares.

The Investors also have been provided with certain rights to nominate individuals for election to the Company's Board under the Initial Convertible Loan Agreement. Upon conversion of one-half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company, however Jennifer Elliott's continuation on the Board shall satisfy the Company's obligations under this provision. Beneficial ownership of shares held by the Aplin Trust are attributable to Jennifer Elliott under Securities and Exchange Commission rules. The Aplin Trust's nomination rights also do not extend past five (5) years from the closing date of the Initial Convertible Loan Agreement.

The Initial Convertible Loan Agreement contains certain customary affirmative and negative covenants that expire upon the maturity of the Notes, including a restriction on the Company incurring any further indebtedness (subject to certain exceptions) and provisions requiring the proceeds from the Notes to be used exclusively for working capital purposes. The Company also agreed not to make any material change in its business or its present method of conducting business until the maturity dates of the Notes subject to consent.

Other material terms and conditions contained in the Initial Convertible Loan Agreement include a restriction on the transfer of the Notes and Conversion Shares to nonaffiliates of the Investors for one (1) year from the closing date, pre-emptive right for the Investors with respect to issuances by the Company of securities prior to the maturity of the Notes in order to allow the Investors to maintain their ownership in the Company as calculated assuming the Notes have been fully converted, and an obligation of the Company to provide monthly financial statements to the Investors.

Ancillary Agreements. The Company entered into certain other ancillary agreements in connection with the Initial Convertible Loan Agreement. The Company sold 20,000 Class B Shares held in treasury to Roundball at a price of $1.85 per share pursuant to a subscription agreement between the Company and Roundball, dated December 30, 2011 (the "Subscription Agreement"). The Company also entered into a Registration Rights Agreement with the Investors, dated December 30, 2011 (the "Registration Rights Agreement") under which the Investors are provided with certain demand and piggyback registration rights with respect to the Conversion Shares. The Company has also entered into a Voting Agreement with the Investors and the Class B Shareholders of the Company, dated December 30, 2011 (the "Voting Agreement") under which the Class B Shareholders of the Company have agreed, for a period of three years following the date of the Agreement, to vote in favor of any individuals nominated for election to the Board by the Investors in accordance with the Initial Convertible Loan Agreement. The Investors have also agreed under the Voting Agreement to vote in favor of all individuals nominated for election to the Board by the Company during that same three-year period.

On December 30, 2011, Roundball converted $233,438.55 into Class A Common Shares of the Company. In addition, the Company sold 20,000 Class B Common Shares currently held in treasury to Roundball at a price of $1.85 per share per a subscription agreement between the Company and Roundball dated December 30, 2011. Roundball is a major shareholder of the Company's Class A Common Shares and Class B Common Shares. In addition, on August 20, 2012 Roundball converted the remaining $233,441.32 under the Convertible Loan Agreement into Class A Common Shares of the Company. The Company recorded interest expense on the Roundball note of $303 through September 30, 2012. As of September 30, 2013 and 2014, no interest was paid. On December 28, 2012, the Aplin Family Trust converted the $208,591 convertible note into Class A Common Shares of the Company. The Company recorded interest expense on the Aplin Family Trust note of $103 and $314 for fiscal 2013 and 2012 respectively. As of September 30, 2013 and 2014, no interest was paid.

On December 30, 2012, the Company and Roundball entered into Amendment No. 1 (“Amendment No. 1”) which amended the Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2013, (ii) provide the Company with the right to cause Roundball to lend up to $250,000 to it, less any amounts outstanding under the Roundball Option (the “Borrower Option”) under a convertible note to Roundball (the “Borrower Option Note”) on the terms and conditions applicable to any borrowings that may be made under the terms of the Initial Convertible Loan Agreement pursuant to the exercise of the Roundball Option, and (iii) extend the maturity date of the Roundball Note to December 30, 2013 with respect to any borrowings made under Amendment No. 1.  Amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.24% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Initial Convertible Loan Agreement.

In partial consideration for Amendment No. 1, the Company and Roundball entered into a Warrant Agreement, dated  December 30, 2012 (the “Roundball Warrant Agreement”), whereby the Company issued a warrant to the Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments.  If not exercised, this warrant will expire on December 30, 2015. Roundball is an affiliate of Steven Rosen, a Director of the Company.

On December 30, 2013, the Company and Roundball entered into Amendment No. 2 ("Amendment No. 2") which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2014, (ii) extend the Borrower Option to December 30, 2014 and (iii) specify that amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.25% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Convertible Loan Agreement. During fiscal year ended September 30, 2014, the Company borrowed $200,000 against this agreement. The Company recorded interest expense on the Roundball note of $228 for fiscal 2014 and as of September 30, 2014 no interest was paid. As of September 30, 2014, the outstanding balance on the Roundball convertible note was $200,000.

On December 31, 2014, the Company and Roundball entered into Amendment No. 3 ("Amendment No. 3") which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2015, (ii) extend the Borrower Option to December 30, 2015 and (iii) specify that amounts outstanding under loans made pursuant to the Roundball Option and the Borrower Option shall bear interest at a rate of 0.34% per annum and may be converted into Conversion Shares by Roundball and, at maturity, the Company, at the $1.85 conversion price and on the other terms and conditions set forth in the Convertible Loan Agreement. Additionally, Amendment No. 3 provides that all amounts outstanding under the Convertible Loan Agreement may be converted into shares of the Company's Class B stock, subject to shareholder approval. The Company and Roundball also entered into an amendment to the Registration Rights Agreement to provide for certain registration rights if the conversion shares are Class B shares of the Company.

Revolving Credit Agreement. On January 9, 2012, the Company entered into a Revolving Credit Agreement (the "2012 Revolving Credit Agreement") by and between the Company and Robert L. Bauman, President and Chief Executive Officer and a major shareholder of the Company, extending the due date of an existing line of credit agreement from April 2012 to April 2013. The original credit agreement of $250,000 was entered into on April 13, 2011.

The 2012 Revolving Credit Agreement provided for a revolving credit facility of $250,000 with interest generally equal to three percent per annum plus prime and was unsecured. The Company recorded interest expense of $4,765 through September 30, 2011. As of September 30, 2011 interest in the amount of $3,463 was paid. The Company had outstanding borrowings of $250,000 under this loan facility at September 30, 2011.

The Company repaid the outstanding balance of $250,000 on February 1, 2012. The Company recorded interest expense of $5,338 through September 30, 2012. As of September 30, 2012 interest in the amount of $6,641 was paid. The Company had no outstanding borrowings under this loan facility at September 30, 2012.

On December 30, 2012, the Company extended the 2012 Revolving Credit Agreement with Robert L. Bauman. The terms and conditions of the agreement are set forth in a Revolving Credit Agreement (the “2013 Revolving Credit Agreement”) and a Revolver Credit Promissory Note (the “Revolver Note” and, together with the 2013 Revolving Credit Agreement and Revolver Note,  the “Credit Arrangement Documents”).  The Revolver Note provided for a revolving credit facility of $250,000 with interest generally equal to 0.24% per annum and was unsecured. The interest rate under the 2013 Revolving Credit Agreement was a reduction from the three percent per annum plus prime that was applicable under the prior agreement. The Company recorded interest expense of $75 through September 30, 2013. As of September 30, 2013 no interest was paid. The Company had no outstanding borrowings under this loan facility at September 30, 2013. The Revolver Note expired on December 31, 2013.

In partial consideration for the extension of the revolving credit facility pursuant to the Credit Arrangement Documents, the Company and Bauman entered into a Warrant Agreement, dated  December 30, 2012 (the “Bauman Warrant Agreement”), whereby the Company issued a warrant to Bauman to purchase, at his option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments.  If not exercised, this warrant will expire on December 30, 2015.

During the fiscal year ended September 30, 2014, the Company entered into various short-term unsecured demand notes with Robert L. Bauman borrowing a total of $683,400 with interest at 4.0%. The Company recorded interest expense of $6,364 for fiscal 2014. As of September 30, 2014, $6,174 of interest was paid on the above notes and line of credit. The Company had no outstanding borrowings on the various short-term demand notes at September 30, 2014.

Discussions Regarding Potential Acquisition

The Company is engaged in discussions with First Francis Company, Inc., an entity affiliated with Edward F. Crawford and Matthew V. Crawford, directors of the Company, concerning a potential acquisition of Federal Hose LLC, a wholly owned subsidiary of First Francis. The Company has submitted a non-binding proposal letter to First Francis under the terms of which it would acquire all of the membership interests of Federal Hose in exchange for an aggregate of (i) 911,250 of the Company’s Class A Common Shares; (ii) 303,750 of the Company’s Class B Common Shares; and (iii) $4,268,662 in a note to be issued by the Company, which will rank pari passu with its existing indebtedness, bear interest at an annual rate of 4% payable quarterly, subject to redemption over a mandatory 10-year amortization schedule and required to be fully redeemed within six years of their issuance date.

Information concerning this prospective transaction constitutes forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. With respect to statements relating to this proposed transaction, such uncertainties include, among other things, the fact that no agreement has been reached between the parties with respect to the terms of the proposed transaction, and the fact that any such transaction would be subject to a number of conditions precedent, including the negotiation of a satisfactory purchase agreement, authorization by the Board of Directors of the Company, receipt of third party consents, and the satisfaction of other customary conditions precedent. In addition, shareholder approval of the transaction may be required including, in the event that Class B Common Shares are proposed to be issued, separate approval of the holders of a majority of the Company’s Class A Shares. We cannot assure you that any agreement will be reached with respect to the transaction or as to the timing or terms thereof.

Proposal to Authorize the Issuance of Class B Common Shares

The Company is asking shareholders to consider and approve a proposal to authorize the issuance of Class B Common Shares upon conversion of the convertible note issued to Roundball, LLC (the Roundball Note). Under the terms of the convertible loan agreement between the Company and Roundball, as amended, amounts currently and potentially outstanding under the Roundball Note are convertible into 252,367 Class A Common Shares, which are entitled to one vote per share. The convertible loan agreement was amended effective December 30, 2014 to extend the maturity date of the note to December 30, 2015 and to provide, subject to approval of the holders of two-thirds of the Class A Common Shares, for the issuance of up to an aggregate of 252,367 Class B Common Shares, which are entitled to three votes per share, upon conversion.

Background and Reasons for the Proposal

During discussions surrounding a potential acquisition during the fall of 2014, disagreements developed among members of the Board of Directors concerning the Company’s capital structure and, in particular, the continued existence of two classes of capital stock. In order to facilitate a potential acquisition involving an entity affiliated with Edward and Matthew Crawford, the holders of Class B Common Shares (which have three votes per share) were asked to consider converting their shares into shares of Class A Common Shares (which have one vote per share). See “Transactions with Management - Discussions Regarding Potential Acquisition” on page [    ] of this proxy statement. After considering this proposal, the directors who were holders of Class B Common Shares (other than Roundball) indicated that they were unwilling to convert their shares on a basis that resulted in a reduction in their existing voting power.

Roundball is an affiliate of two directors of the Company, Steven Rosen and Matthew Crawford. As a result of the Class B holders’ decision, Roundball advised the Company that it believed that, as a current provider of capital to the Company, the terms of its arrangements should be amended to provide it with an opportunity to acquire the same class of equity securities as that owned by the Company’s long-standing Class B holders (including Mr. Bauman, Ms. Elliott and Ms. Slade). Roundball also indicated that it was unwilling to voluntarily convert its shares into Class A Common Shares. As a result, the Company anticipated that it would repay its outstanding indebtedness to Roundball at maturity.

During fiscal 2014, the Board of Directors was advised that due to concerns regarding liquidity and projected sources of revenue for fiscal 2015, its independent registered public accountants might be required to include a going concern qualification in their opinion on the Company’s audited financial statements for fiscal 2014. In order to avoid such an eventuality, the Company’s auditors indicated that certain assurances concerning the Company’s liquidity were necessary.

At meetings held on December 18, 2014 and December 23, 2014, the Board of Directors considered alternatives for addressing the concerns raised by the Company’s auditors. These included a proposal from Mr. Bauman and Ms. Elliott to provide a 12 month unsecured line of credit in the amount of up to $500,000, and a proposal from Roundball to extend the maturity of the Roundball Note until December 30, 2015, subject to an amendment of the terms of its convertible loan agreement with the Company to provide for, among other things, the issuance of Class B Common Shares upon conversion of the Roundball Note, subject to the approval of the holders of two-thirds of the Class A Shares.

Under the terms of the Roundball Note, the Company had the ability to cause the Roundball Note to be converted into Class A Shares at maturity; however, because the Company anticipated that it would repay the Roundball Note, and because the Board was evaluating and addressing the potential qualified opinion issue raised by the Company's auditors, it was not in a position to determine whether or not to exercise this option within the 20-day notice period specified in the convertible loan agreement.

On December 23, 2014, a majority of the Board of Directors determined to reject the proposed unsecured line of credit with Mr. Bauman and Ms. Elliott. At that same meeting, a majority of the Board of Directors (including all of the directors not affiliated with Roundball or the holders of the Class B Shares) determined to authorize the amendment to the convertible loan agreement with Roundball.
  The Board determined that modification of the terms of the Company’s arrangements with Roundball was preferable to the alternative proposed by Mr. Bauman and Ms. Elliott because it maintained a source of capital for the Company that could ultimately be converted into equity, as opposed to adding additional straight debt to the Company’s balance sheet.
   The Board also believed that in light of the Class B holders expressed unwillingness to convert their shares on a share-for-share basis, any new third-party provider of equity capital would insist on the right to acquire Class B Shares.
  In addition, the Board considered the dilutive effect on the voting power of the current holders of Class B Shares, the increase in Roundball’s total voting power and the increase in the total voting power of the Class B Shares in comparison to the Class A Shares.
  Finally, the Board also took into account the fact that although the issuance of Class B Shares to Roundball would require approval of the Class A Shares, the extension of its convertible loan agreement with the Company was not contingent on the receipt of that approval.
Terms of the Amended Convertible Loan Agreement

 The terms of the Roundball convertible loan agreement and ancillary agreements are described in detail under the caption Transactions with Management - Convertible Loan Agreement  and - Ancillary Agreements on page [      ] of this proxy statement and the following description is qualified in its entirety by reference to such descriptions.

Under the initial convertible loan agreement entered into on December 30, 2011, the Company issued a convertible note to Roundball (the Roundball Note) in the principal amount of $466,879.87. The convertible loan agreement provides Roundball with the right, at any time prior to the maturity date of the Roundball Note, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the Roundball Option). Amounts outstanding under loans made pursuant to the Borrower Option and the Roundball Option may be converted into Class A Common Shares by Roundball and, at maturity, by the Company, at a conversion price of $1.85 per share.

On December 30, 2012, Roundball converted  $233,438.55 of the outstanding principal amount of its note into Class A Common Shares of the Company, and on August 20, 2013, Roundball converted the remaining $233,441.32 outstanding under the initial convertible loan agreement into Class A Common Shares of the Company.

Subsequent amendments to the convertible loan agreement extended the maturity date of the Roundball Note to December 30, 2014, provided the Company with the right to cause Roundball to lend up to an additional $250,000 to it, less any amounts outstanding under the Roundball Option (the Borrower Option) on the same terms and conditions applicable to any other borrowings made under the convertible loan agreement, and modified the interest rate payable on outstanding amounts based upon changes in the IRS’s applicable federal rate for short-term borrowings. In addition, as partial consideration for the first amendment to the loan agreement, the Company and Roundball entered into a Warrant Agreement, dated  December 30, 2012 (the Roundball Warrant Agreement), whereby the Company issued a warrant to the Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share, subject to certain anti-dilution and other adjustments. If not exercised, this warrant will expire on December 30, 2015.

As of December 30, 2014, an aggregate of $200,000 in principal amount of borrowings were outstanding under the Borrower Option, and an additional $266,879.88 could be the subject of borrowings made under the Roundball Option.

Under the terms of the amended agreement, the maturity date of the convertible note would be extended to December 30, 2015, the interest rate would be adjusted to 0.34% (the Applicable Federal Rate for short term borrowings in effect for the month of December 2014) and, subject to the approval of the holders of two-thirds of the outstanding Class A Common Shares, would be convertible into shares of Class B Common Stock (instead of Class A Common Stock) at the conversion price of $1.85 per share.

Effects of the Proposal

 As of the date of this proxy statement, Roundball owns of record 20,000 Class B Common Shares and 320,918 Class A Common Shares, and has the right to acquire an additional 252,367 Class A Common Shares upon conversion of amounts outstanding or potentially outstanding under the convertible loan agreement, and an additional 100,000 Class A Common Shares upon the exercise of its warrant.

Under the Company’s amended articles of incorporation, the Class B  Shares are entitled to three votes per share on all matters submitted to shareholders, while the Class A Shares are entitled to one vote per share. The articles also provide that the Class A shares are entitled to receive non-cumulative cash dividends in the amount of $0.10 per share for each full fiscal year before any dividends may be paid to the holders of Class B Shares. After such dividend has been paid, a like amount per share may be paid to the holders of Class B Shares, and thereafter the Class A and Class B Shares will be entitled to dividends at an equal rate with respect to such fiscal year. Unless required by law or a provision of the articles of incorporation, all matters submitted to the shareholders require the approval of the holders representing a majority of the total voting power of the Company, voting together as a single class. The articles provide that no additional Class B Shares can be issued without the approval of the holders of two-thirds of the Class A Shares. In addition, the affirmative vote of the holders of a majority of the Class A Shares would be required under the articles and Ohio law in connection with certain proposed amendments to the Company’s articles, including proposed changes in the par value of the shares, reclassification of the outstanding shares into a greater or lesser number of shares, substantial changes in the purposes of the corporation, certain authorizations of securities convertible into Class A Shares, and proposed changes in the terms of the Class A Shares or classes of shares senior to such shares that are substantially prejudicial to the holders thereof.

If the proposal is adopted, the potential voting power in the Company that Roundball may acquire upon conversion of amounts outstanding under the Roundball Option and the Borrower Option would be significantly increased. As of the date of this proxy statement, there were a combined total of 2,587,947 votes that could be cast by the outstanding Class A and Class B Shares.

  The 380,918 votes represented by issued and outstanding Class A and Class B shares owned by Roundball at that date represent approximately 14.7% of the Company’s total voting power. Exercise of outstanding warrants and the full amount potentially outstanding under the Roundball Note would increase Roundball’s voting power at that date to approximately 24.9% of the Company’s total voting power.
  If the proposal to allow conversion of the $466,879.88 in principal amount potentially outstanding under the Roundball Note into Class B Shares is approved, then Roundball’s total voting power would increase to approximately 35.9% of the Company’s total voting power.
  If the proposal is approved, then the voting power of the current holders of Class B Shares other than Roundball (including the Class A Shares held by such persons) will be reduced from 59.1% of the total voting power of the Company to 45.8%, while the voting power of the Class B Shares (including shares held by Roundball) will increase from 55.0%  to 65.4% of the total voting power of the Company.

Both before and after giving effect to the proposal, the holders of Class B Shares have sufficient combined voting power to control the outcome of all matters submitted to shareholders (other than those matters for which a separate vote of the Class A Shares is required). Adoption of the proposal would increase the percentage of the total voting power of the Company represented by the Class B Shares and would reduce the percentage of the total voting power of the Company represented by the Class A Shares.

Adoption of the proposal would decrease the voting power of the current holders of Class B Shares other than Roundball. At present, those current holders of the Class B Shares have sufficient combined voting power through their ownership of Class A and Class B Shares to control the outcome of all matters submitted to shareholders (other than those matters for which a separate vote of the Class A Shares is required). If the proposal is adopted, the ownership of those holders will decrease below a majority of the total voting power of the Company; however, the aggregate voting power of all holders of the Class B Shares (including Roundball) will increase in comparison to the voting power of the Class A Shares.

Neither class of the Company’s common shares has any preemptive rights.

Recommendation; Required Vote

A majority of the Board of Directors recommends that shareholders vote FOR the proposal. The affirmative vote of the holders of two-thirds of the Class A Shares issued and outstanding on the record date is required to authorize the proposed issuance of Class B Common Shares upon conversion of the Roundball Note.

INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has determined that James T. Martin, Chairman of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as "audit committee financial expert" and all three members of such Committee are independent directors. In addition, the Board has a Compensation Committee made up of three independent directors. The Board of Directors has determined that all remaining directors are independent except for Mr. Robert L. Bauman, who is employed by the Company. The determinations of independence described above were made using the definition for independence of directors under NASDAQ listing standards. Set forth below is the membership of the various committees with the number of meetings held during the fiscal year ended September 30, 2014 in parentheses:

Audit Committee (1) James T. Martin Steven H. Rosen Kirin M. Smith	Compensation Committee (1) Edward F. Crawford Jennifer A. Elliott James T. Martin

The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Compensation Committee determines and reviews overall compensation matters affecting senior managers and officers, including the granting of stock options. The Compensation Committee cannot delegate its authority. The Compensation Committee does not have a formal charter. During the year ended September 30, 2014, the Compensation Committee met once.  Members of the Compensation Committee periodically consult with Mr. Bauman concerning his recommendations with respect to the compensation of the Company’s officers, other than himself. Neither the Company nor the Compensation Committee consulted any compensation consultants in connection with determining the amount of director or executive compensation with respect to the fiscal year ended September 30, 2014.

The Board of Directors does not have a nominating committee or committee performing similar functions because the Company believes that, as a small business issuer traded on the Over The Counter Bulletin Board, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. The Board considers experience and other qualifications of any nominee as well as the need for diversity in the Board's expertise. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because (i) historically, the Company has not received recommendations from its shareholders and (ii) the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the Board's existing composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, availability for meetings and consultation regarding Company matters, and other particular skills and experience possessed by the potential nominee.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors held four Board meetings and one Special Planning meeting during the fiscal year ended September 30, 2014. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served. The Company has not adopted a formal policy requiring Directors to attend the Annual Meeting of Shareholders. Eight Directors attended the 2014 Annual Meeting.

The Board provides a process for shareholders to send communications to the Board or any of the individual Directors. Shareholders may send written communications to the Board or any Directors c/o Brian E. Powers, Hickok Incorporated, 10514 Dupont Avenue, Cleveland, Ohio 44108. All shareholder communications will be compiled by Mr. Brian E. Powers and submitted to the Board or the individual Director on a periodic basis.

Board Leadership Structure

Although we have had a separate Chairman and Chief Executive Officer since 2001, our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated. The Board believes it is in the best interests of the shareholders to make this determination based on the position and direction of the Company and the composition of the Board and management team. Currently, the Board of Directors has determined that it is in the best interests of the shareholders at this time for the roles of Chief Executive Officer and Chairman of the Board to be served by separate persons.

Oversight of Risk Management

Management is responsible for day-to-day risk assessment and mitigation activities, and the Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy and the steps management is taking to manage the Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas.

The Audit Committee reviews the Company’s portfolio of risk and discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company’s policies with respect to risk assessment and risk management, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure.

The Compensation Committee oversees risk management as it relates to the Company's compensation plans, policies and practices in connection with structuring the Company's executive compensation programs.

DIRECTOR COMPENSATION

The following table sets forth the compensation for services in all capacities by Outside Directors to the Company.

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards (1) (d)	Total (h)
Edward F. Crawford (2)	$0	$0	$0
Matthew V. Crawford (3)	0	0	0
Jennifer A. Elliott (4)	0	0	0
James T. Martin (5)	0	0	0
Brian E. Powers (6)	0	0	0
Steven H. Rosen (7)	0	0	0
Janet H. Slade (8)	0	0	0
Kirin M. Smith (9)	0	0	0
	$0	$0	$0

For the fiscal year ended September 30, 2014, both employee and non-employee Directors received no fees for attending any Board, Committee or Special Planning meetings held during the year. No other compensation was paid to the Company's Directors.

The current year fees structure represents the continuation of the fee elimination recommended by the Compensation Committee and approved by the Board of Directors established in response to the current economic conditions of the Company. The Board noted that the Directors fees in place prior to such elimination could be re-instituted if and when business conditions improve.

(1) Option Awards (column (d)) represent stock option grants for which, in each case, the Company recorded 2014 compensation expense. Under the required FASB Codification ASC Topic 718 methodology, the compensation expense reflected in column (d) is for grants made in 2014, which was $0. The assumptions used in calculating the Share-Based compensation expense are provided in the Company's Annual Report on Form 10-K, which is available by request or at www.hickok-inc.com.

(2) Mr. Edward F. Crawford has a total of 1,000 option awards outstanding at September 30, 2014

(3) Mr. Matthew V. Crawford has a total of 0 option awards outstanding at September 30, 2014.

(4) Ms. Jennifer A. Elliott has a total of 1,000 option awards outstanding at September 30, 2014.

(5) Mr. James T. Martin has a total of 8,000 option awards outstanding at September 30, 2014.

(6) Mr. Brian E. Powers has a total of 0 option awards outstanding at September 30, 2014.

(7) Mr. Steven H. Rosen has a total of 1,000 option awards outstanding at September 30, 2014.

(8) Ms. Janet H. Slade has a total of 8,000 option awards outstanding at September 30, 2014.

(9) Mr. Kirin M. Smith has a total of 3,000 option awards outstanding at September 30, 2014.

The Company's Outside Directors Stock Option Plans (collectively the "Directors Plans") provided for the automatic grant of options to purchase shares of Class A common stock over a three year period to members of the Board of Directors who are not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. All options granted under the Directors Plans become fully exercisable on March 8, 2015. However, upon the occurrence of a change in control, any and all options granted shall become immediately exercisable. During the fiscal year ended September 30, 2014, there were no shares granted to each Outside Director listed in the Director Compensation Table. Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant options to members of the Board of Directors. During the fiscal year ended 2014, there were no stock options granted to the Named Outside Directors of the Company under the 2013 Omnibus Equity Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") reports to the Board and is responsible for overseeing the Company's accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under the current National Association of Securities Dealers corporate governance standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company's website at www.hickok-inc.com/about-us/financial-information.html

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independence of the accountant from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

The Audit Committee of The Board of Directors
James T. Martin, Chairman
  Steven H. Rosen
  Kirin M. Smith

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended September 30, 2014 and 2013, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

	2014	2013
Audit Fees	$80,300	$74,900
Audit-Related Fees	-0-	-0-
Tax Fees	1,000	-0-
All Other Fees	6,100	48,500

Totals	$87,400	$123,400

Audit Fees: Fees for audit services include fees associated with the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC.

Audit-Related Fees: There were no Audit-Related Fees.

Tax Fees: Tax Fees are for assistance in the preparation of various tax forms and schedules.

All Other Fees: Other Fees are for services provided in connection with potential business transactions.

The Audit Committee has determined that the rendering of the non-audit services by Meaden & Moore, Ltd. is compatible with maintaining the auditor's independence.

Audit Committee Pre-Approval Policy: It is the policy of the Company's Audit Committee to approve all engagements of the Company's independent auditor to render audit and non-audit services prior to the initiation of such services. All services listed above were preapproved by the Audit Committee.

Proposal to Ratify the Selection of the Independent Auditor

The Audit Committee has again selected the firm of Meaden & Moore, Ltd. to act as the auditors for the Company for the current fiscal year. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholders ratification of this selection in light of the critical role played by independent auditors. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Meaden & Moore, Ltd., and may retain that firm or another firm without submitting the matter to our shareholders. A representative of Meaden & Moore, Ltd. is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

The following proposal will be presented for action at the Annual Meeting by direction of the Board:

Resolved: that the selection by the Audit Committee of the Board of Directors of the firm of Meaden & Moore, Ltd., as independent auditors for the Company for the year 2015 is hereby ratified.

The Board of Directors recommends a vote FOR this proposal. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked to the contrary. A favorable vote of a majority of the combined outstanding Class A and Class B Shares on the record date is required for ratification of the proposal.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Chief Executive Officer (the "Named Executive Officer").

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (1) (d)	Option Awards (2) (f)	All Other Compensation (i)	Total (j)

Robert L. Bauman, President & Chief Executive Officer	2014 2013	$90,000 $87,250	0 0	0 0	0 0	$90,000 $87,250

The Named Executive Officer did not receive personal benefits or perquisites during the last fiscal year in excess of $10,000 nor did the Named Executive Officer receive such amounts in the fiscal year ended September 30, 2013. Mr. Bauman's salary was reduced $50,000 per annum effective March 1, 2011 in addition to a 50% salary reduction effective January 1, 2009.

(1) Represents bonuses earned from the plans described in the section "Profit Sharing Plans" below. Bonuses are normally paid after the end of the year for that year (e.g., bonus distributions that accrued in fiscal year 2014 will actually be paid in fiscal year 2015). There was no bonus accrued in fiscal 2014 or 2013.

(2) Represents options to purchase shares of Class A Common Stock. Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. During fiscal 2014 and 2013 there were no stock options granted to the Named Executive Officer under the 2013 Omnibus Equity Plan.

2014 Outstanding Equity Awards at Fiscal Year-End

There are no outstanding employee equity awards at September 30, 2014. Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. Upon a termination of service with the Company as a result of death, disability or retirement, all stock options and stock appreciation rights held by such participant under this plan become immediately vested and such participant, or such participant's estate as applicable, will be able to exercise the options for the period of time stated in the 2013 Omnibus Equity Plan or as otherwise stated in the agreement governing his or her award. Except as otherwise provided in the 2013 Omnibus equity Plan or a specific award agreement, upon a "change in control" (as defined under the plan) all awards generally become fully exercisable, vested, earned and payable. During fiscal 2014 and 2013, there were no stock options granted to the Named Executive Officer under the 2013 Omnibus Equity Plan. During the fiscal year ended September 30, 2014, there were no stock options granted to the Named Executive Officer listed in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2014 with respect to compensation plans (including individual compensation arrangements) under which Common Shares of the Company are authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)

Equity compensation plans approved by security holders	20,000	$5.54	150,000

Equity compensation plans not approved by security holders	-	-	-

Total	20,000		150,000

(1) Represents the total amount of securities available under the Hickok Incorporated 2013 Omnibus Equity Plan. Types of awards issuable under the 2013 Omnibus Equity Plan include stock options, stock appreciation rights, restricted shares, restricted share units, preference shares and Class A Common Shares in such amounts determined by the Compensation Committee. No securities have been issued under the 2013 Omnibus Equity Plan.

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In light of the investments in the Company by Roundball, LLC and the Aplin Family Trust, the recent changes in the composition of the Board of Directors, and the resignation of certain management employees, the Board of Directors determined that it was in the best interests of the Company to enter into new agreements with each of the named executive officers providing for additional severance benefits in the event of the termination of their employment without cause. The Employment Agreements, dated January 9, 2012, provide that, for a period of three (3) years, if an executive officer's employment with the Company is terminated for a reason other than "cause," as such term is defined in the Employment Agreements, the executive officer will be entitled to a lump sum payment from the Company in an amount equal to twelve (12) months of such executive officer's average base salary as paid to the executive officer by the Company over the term of the applicable Employment Agreement. In addition to this lump sum payment, if the terminated executive officer is enrolled in the Company's medical insurance plan on the date of termination and, provided that such executive officer is entitled to continue such participation under applicable law and plan terms, the Company will reimburse the cost of the executive officer's and his or her eligible dependents' participation in such plan pursuant to any rights he or she may have under COBRA until the earlier of (a) twelve (12) months from the date of the executive officer's termination of employment with the Company; or (b) the date the executive officer becomes eligible for similar benefits from a subsequent employer.

STOCK PERFORMANCE GRAPH

The following data compares the value of $100 invested on October 1, 2009 in the Company's Class A Common Shares, the Nasdaq Composite Index, and the Nasdaq Industrial Index. The Nasdaq Composite Index represents a broad market group in which the Company participates, and the Nasdaq Industrial Index was chosen as having a representative peer group of companies. The total return includes reinvestment of dividends. The comparisons in this graph are not intended to forecast, or be indicative of, possible future performance.

The above graph was prepared using the following data:

SEPTEMBER 30	2009	2010	2011	2012	2013	2014

HICKOK	$100	$85	$36	$26	$41	$42

NASDAQ COMPOSITE	100	112	113	146	177	211

NASDAQ INDUSTRIAL	100	117	125	156	207	221

Profit Sharing Plans

Under the Company's revised Charter Documents bonus distributions will be determined by the Compensation Committee of the Board of Directors after considering such factors as the employee's influence on Company results, performance during the preceding years (with emphasis on the previous year) and employee long-term anticipated contribution to corporate goals. The Company's Compensation Committee of the Board of Directors provided no bonuses in fiscal 2014.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2016 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices no later than September 30, 2015, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders' proposals not included in the Proxy Statement for fiscal year ended September 30, 2015, unless the Company receives notice of such proposals prior to December 14, 2015.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Mr. Gregory M. Zoloty
Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio 44108

In addition, all shareholders will have the ability to access this Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 by visiting our website: www.hickok-inc.com/about-us/financial-information.html

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Dated January 28, 2015